Exhibit 10.3A
EMPLOYMENT AND CHANGE IN CONTROL SUPPLEMENTAL AGREEMENT
     This Employment and Change in Control Supplemental Agreement (“Supplemental Agreement”) is made effective as of March 15, 2006, by and between Restore Medical Inc., a Minnesota corporation (the “Company”), and J. Robert Paulson, an individual resident of Minnesota (the “Employee”).
     WHEREAS, the parties executed an Employment and Change in Control Agreement (“Original Agreement”) on April 11, 2005;
     WHEREAS, the parties have decided it is in their mutual best interests to modify certain terms of that Original Agreement; and
     WHEREAS, the parties desire that the portions of the Original Agreement that are not expressly revised by this Supplemental Agreement remain in full effect and are not modified or abrogated by this Supplemental Agreement;
     NOW, THEREFORE, in consideration of Employee’s employment with the Company and the foregoing premises, the mutual covenants set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Employee agree as follows.
     1. Term of Agreement. The Term of Agreement section in the Original Agreement shall remain unmodified.
     2. Position and Duties. The Position and Duties section in the Original Agreement shall remain unmodified.
3. Compensation and BenefitsSection 3(b) of the Original Agreement is hereby modified in its entirety as follows:
(b) Additional Performance Incentive. In addition to Base Salary, the Employee will be eligible to receive an additional performance incentive pursuant to a Management Incentive Plan expected to be adopted by the Board of Directors seasonably after the commencement of Employee’s employment, as such plan may be amended from time to time. The details of Employee’s eligibility for and receipt of this additional performance incentive shall be governed by the terms and conditions of the Management Incentive Plan; however, Employee will be eligible to receive annually an additional performance incentive target equal to 30% of Base Salary, based on the level of attainment of corporate and individual performance goals established and approved by the Board of Directors initially within 60 days from the date of this Agreement and reestablished for each new calendar year thereafter. If paid, the value of the additional performance incentive may be paid to Employee in some combination of cash and stock option grants, as established by the Board of Directors, with any such amounts received by the Employee subject to all required withholdings, deductions, and tax reporting requirements.
     Compensation and Benefits section in the Original Agreement shall remain unmodified, except that Employee and the Company agree that the Company will, to the extent necessary and only to the extent necessary, modify the timing of delivery of severance benefits if the Company determines that the timing would subject the severance benefits to any additional tax or interest assessed under Section 409A of the Internal Revenue Code. In such event, the payments will occur as soon as practicable without causing the severance benefits to trigger such additional tax or interest under Section 409A of the Internal Revenue Code. Employee and the Company agree that such revision is in their mutual best interest, and the benefits of such revision to each party constitute sufficient consideration for such revision.
     4. Termination of Employment. The Termination of Employment section in the Original Agreement shall remain unmodified.
     5. Definitions. The Definitions section in the Original Agreement is modified as follows:
          (a) A “Change in Control” shall be deemed to have occurred if:
     (i)     Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who did not own shares of the capital stock of the Company on the date of grant of the Option shall, together with his, her or its “Affiliates” and “Associates” (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), become the “Beneficial Owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (any such person being hereinafter referred to as an “Acquiring Person”);
     (ii)     The “Continuing Directors” (as hereinafter defined) shall cease to constitute a majority of the Company’s Board of Directors; or
     (iii)     There should occur (A) any consolidation or merger involving the Company and the Company shall not be the continuing or surviving corporation or the shares of the Company’s capital stock shall be converted into cash, securities or other property; provided, however, that this subclause (A) shall not apply to a merger or consolidation in which (i) the Company is the surviving corporation and (ii) the shareholders of the Company immediately prior to the transaction have the same proportionate ownership of the capital stock of the surviving corporation immediately after the transaction; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any liquidation or dissolution of the Company.

          (b) “Termination” shall mean separation from service as defined by Section 409A of the Internal Revenue Code.
          (c) “Constructive Termination” shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of the Employee’s employment by the Company for Cause or due to the Employee’s death or disability or otherwise approved by the Employee in writing:
     (i)     A material diminution in the Employee’s job responsibilities or duties as they existed immediately prior to a Change in Control;
     (ii)     A reduction by the Company in the Employee’s Base Salary as in effect immediately prior to a Change in Control;
     (iii)     Relocation, following a Change in Control, of the Company’s principal office more than 40 miles from its current location; or
     (iv)     Any other material breach of this Agreement by the Company, following a Change in Control, which is not cured within 30 days after written notice thereof from the Employee.
          (d) “Cause” shall mean termination by the Company of the Employee’s employment based upon:
     (i) Repeated violations by the Employee of any of his duties or his repeated failures or omissions to carry out lawful and reasonable orders which, in the reasonable judgment of the Company, are willful and deliberate and which are not cured within a reasonable period after the Employee’s receipt of written notice thereof from the Company;
     (ii) Any act or acts of personal dishonesty by the Employee and intended to result in the personal enrichment of the Employee at the expense of the Company;
     (iii) Any willful and deliberate misconduct that is materially and demonstrably injurious to the Company; or
     (iv) Any criminal indictment, presentment, or conviction for a felony, whether or not the Company is the victim of such offense.
          (e) “Disability” shall mean any physical or mental condition which causes the Employee to fail to perform the Employee’s essential job functions on behalf of the Company over a period of 90 days during any 180 day period. The existence or nonexistence of the Employee’s disability will be determined in good faith and subject to applicable law by the Board of Directors, after giving notice in writing to the Employee at least 30 days prior to such determination. During such 30 day period, the Employee shall be permitted to make a presentation to the Board of Directors for its consideration.

          (f) “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, or a representative of an Acquiring Person or any such Affiliate or Associate, and who:
     (i)     was a member of the Board of Directors on the date of this Agreement as first written above; or
     (ii)     subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 5(e), “Affiliate” and “Associate” shall have the respective meanings described to such terms in Rule 12-b-2 promulgated under the Exchange Act.
     6. Successors and Binding Agreement. The Successors and Binding Agreement section of the Original Agreement shall remain unmodified.
     7. Limitation of Damages. The Limitation of Damages section in the Original Agreement shall remain unmodified.
     8. Dispute Resolution. The Dispute Resolution section in the Original Agreement shall remain unmodified.
     9. Modification; Waiver. The Modification; Waiver section of the Original Agreement shall remain unmodified.
     10. Notice. The Notice section of the Original Agreement shall remain unmodified.
     11. Severability. The Severability section of the Original Agreement shall remain unmodified.
     12. Governing Law. The Governing Law section of the Original Agreement shall remain unmodified.
     13. Effect of Agreement; Entire Agreement. The Effect of Agreement; Entire Agreement section of the Original Agreement shall remain unmodified.
     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first written above.
Restore Medical Inc.

By:	/s/ Mark. B. Knudson	/s/ J. Robert Paulson, Jr.

	Name: Mark B. Knudson, Ph.D. Title: Chairman of the Board	J. Robert Paulson, Jr.

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